UNITED  STATES
                    SECURITIES  AND  EXCHANGE  COMMISSION
                         Washington,  D.C.  20549

                               FORM  SB-2


        REGISTRATION  STATEMENT  UNDER  THE  SECURITIES  ACT  OF  1933

                          SALMON  EXPRESS  INC.
            (Name  of  small  business  issuer  in  its  charter)

NEVADA                                                        98-0228169
-------                                                       ----------
(State  or  jurisdiction  of                              (I.R.S.  Employer
incorporation  or  organization)                        Identification  No.)

     6604  Topaz  Drive,  Vernon,  BC,  Canada,  V1H  1N8
 -------------------------------------------------------------
 (Address  and  telephone  number  of  principal  executive  offices)

     6604  Topaz  Drive,  Vernon,  BC,  Canada,  V1H  1N8
 -------------------------------------------------------------
          (Address of principal place of business or intended principal place of business)

                      Inc.  Plan  of  Nevada,
             540  W.  Horizon  Ridge  Parkway,  Ste  4604
                     Henderson,  Nevada  89012
  --------------------------------------------------------------
     (Name,  address  and  telephone  number  of  agent  for  service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If  this  Form  is  filed  to  register  additional  securities  for  an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.                                                             |__|

If  this  Form  is  a  post-effective  amendment  filed  pursuant  to  Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.                    |__|

If  this  Form  is  a  post-effective  amendment  filed  pursuant  to  Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.                     |__|

If  delivery  of  the  prospectus  is  expected  to  be  made  pursuant  to Rule
434,  check  the  following  box.                                      |__|



                 CALCULATION  OF  REGISTRATION  FEE
----------------------------------------------------------------------
TITLE  OF  EACH                 PROPOSED    PROPOSED
CLASS  OF                        MAXIMUM     MAXIMUM
SECURITIES                      OFFERING    AGGREGATE     AMOUNT  OF
TO BE         AMOUNT  TO  BE    PRICE  PER  OFFERING     REGISTRATION
REGISTERED    REGISTERED        SHARE  (1)    PRICE (2)     FEE
-  ---------------------------------------------------------------------
Common  Stock  5,029,200  shares  $0.25     $1,257,300      $101.72
-  ---------------------------------------------------------------------
(1)  Based  on  the  last  sales  price  of  $0.25  on  July  18,  2003
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE  REGISTRANT  HEREBY  AMENDS  THIS  REGISTRATION  STATEMENT  ON  SUCH  DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES
THAT  THIS  REGISTRATION  STATEMENT  SHALL  THEREAFTER  BECOME  EFFECTIVE  IN
ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


                        COPIES  OF  COMMUNICATIONS  TO:
                             Gary  Henrie,  Esq.
                         10616  Eagle  Nest  Street
                            Las  Vegas,  NV  89141



            SUBJECT  TO  COMPLETION,  Dated  January 16, 2004

                                   PROSPECTUS


                               SALMON EXPRESS INC.
                                5,029,200 SHARES
                                  COMMON STOCK
                                ----------------


The selling shareholders named in this prospectus are offering all of the shares of our common stock offered through this prospectus.

Our  common  stock is presently not traded on any market or securities exchange.



                                ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 4-9.
                                                                       ---

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                ----------------



           The  Date  Of  This  Prospectus  Is:  ___________,  2004



Table  Of  Contents
                                                                                     PAGE

Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
-----------------------------------------------------------------------------------  ----
Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
-----------------------------------------------------------------------------------  ----
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
-----------------------------------------------------------------------------------  ----
Determination of Offering Price . . . . . . . . . . . . . . . . . . . . . . . . . .     8
-----------------------------------------------------------------------------------  ----
Dilution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
-----------------------------------------------------------------------------------  ----
Selling Shareholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
-----------------------------------------------------------------------------------  ----
Plan of Distribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
-----------------------------------------------------------------------------------  ----
Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
-----------------------------------------------------------------------------------  ----
Directors, Executive, Officers, Promoters and Control Persons . . . . . . . . . . .    15
-----------------------------------------------------------------------------------  ----
Security Ownership of Certain Beneficial Owners and Management. . . . . . . . . . .    16
-----------------------------------------------------------------------------------  ----
Description of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
-----------------------------------------------------------------------------------  ----
Interests of Named Experts and Counsel. . . . . . . . . . . . . . . . . . . . . . .    18
-----------------------------------------------------------------------------------  ----
Disclosure of Commission Position of Indemnification for Securities Act Liabilities    18
-----------------------------------------------------------------------------------  ----
Description of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
-----------------------------------------------------------------------------------  ----
Plan of Operation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
-----------------------------------------------------------------------------------  ----
Description of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
-----------------------------------------------------------------------------------  ----
Certain Relationships and Related Transactions. . . . . . . . . . . . . . . . . . .    28
-----------------------------------------------------------------------------------  ----
Market for Common Equity and Related Stockholder Matters. . . . . . . . . . . . . .    29
-----------------------------------------------------------------------------------  ----
Executive Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
-----------------------------------------------------------------------------------  ----
Index to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
-----------------------------------------------------------------------------------  ----
Changes in and Disagreements with Accountants Disclosure. . . . . . . . . . . . . .    30
-----------------------------------------------------------------------------------  ----
Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
-----------------------------------------------------------------------------------  ----
Part 2 - Information Not Required in the Prospectus . . . . . . . . . . . . . . . .    31
-----------------------------------------------------------------------------------  ----






Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     SUMMARY


Salmon  Express  Inc.

Salmon Express Inc. ("Salmon Express"), was founded by Pete Smith, and incorporated in the State of Nevada on February 20, 2003. Our intent is to become a supplier of high quality Alaskan salmon products. We are still in our development stage and plan on commencing business operations in early 2004. The shares offered hereby were acquired by the selling shareholders directly from us in two private placements that were exempt from registration under Regulation S of the US securities laws. Our corporate offices are located at 6604 Topaz Drive, Vernon, BC, Canada, V1H 1N8.

THE  OFFERING
-------------

Securities  Being  Offered:     Up  to  5,029,200  shares  of  common  stock.

Offering  Price:          The  offering  price is $0.25 per share.  We intend to
apply for a listing of our common stock on the Over-The-Counter Bulletin Board upon our becoming a reporting company under the Securities Exchange Act of 1934. If, as a result, a trading market for our stock commences, the actual price of sale will be determined by market factors.

Terms  of the Offering :    The selling shareholders will determine when and how
they  will  sell  the  common  stock  offered  in  this  prospectus.

Termination of the Offering: The offering will conclude when all of the 5,029,200 shares of common stock has been sold, registration is no longer required to sell the shares or we decide to terminate the registration of the shares.

Securities  Issued  And  to be Issued:        There are 15,040,000 shares of our
common stock issued and outstanding as of the date of this prospectus. Existing shareholders will sell all of the shares of our common stock to be sold under this prospectus.

Use  of Proceeds:          We will not receive any proceeds from the sale of the
common  stock  by  the  selling  shareholders.

Summary  Financial  Information

Balance  Sheet  Data:
November  30,  2003

Cash                                                           $14,429
Total  Assets                                                  $14,429
Liabilities                                                    $0
Total  Stockholders'  Equity                                   $14,429

There  are  15,040,000 common shares issued and outstanding at December 18, 2003

Statement  of  Operations  Data:

Net  Revenues                                                  $0
Net  Loss  Since  Inception                                    $10,571

                                  RISK  FACTORS

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR LIQUIDITY WILL NOT BE SUFFICIENT TO ENABLE US TO CONDUCT OUR BUSINESS OPERATIONS TO THE EXTENT THAT WE BECOME PROFITABLE.

As of November 30, 2003, we had cash in the amount of $14,429 which is sufficient to maintain our corporation for approximately four months. Our business plan calls for significant expenses in connection with the development of our business. We will also incur significant legal and accounting costs necessary to maintain a public corporation. We will require additional financing in order to complete the development activities. In addition, we will require additional financing to sustain our business operations if we are not successful in earning revenues once our business development is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. We believe the only realistic source of future funds presently available to us is through a loan from our officer and the sale of equity capital.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS THERE IS SUBSTANTIAL RISK THAT OUR BUSINESS WILL NEVER REACH PROFITABLE OPERATIONS.

We have only begun the initial stages of development of our business, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. There is no assurance of our success. Additionally, there is no assurance that our management's business plan will be successful and therefore, investors risk the loss of their entire investment even if we are able to raise funds sufficient to produce events and to continue as a going concern.

OUR AUDITORS BELIEVE THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH IF TRUE, COULD LEAD TO A LOSS BY OUR INVESTORS OF THEIR INVESTMENT CAPITAL.

As noted in our financial statements that are included with this prospectus, we are a development stage company. The conditions of our business, as indicated in the audit report, raise substantial doubt as to our continuance as a going concern. We were incorporated on February 20, 2003 and to date has been involved primarily in organizational and development activities and has had no revenues. Potential investors should be aware of the difficulties normally encountered by a new enterprise and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties complications and delays encountered in connection with the development of a business in the areas in which we intend to operate and in connection with the formation and commencement of operations of a new business in general. These include, but are not limited to, unanticipated problems relating to development of our products, marketing and competition, and additional costs and expenses that may exceed current estimates. There is limited history upon which to base any assumption as to the likelihood that we will prove successful, and there can be no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely not be successful to the point that investors will receive a return on their investments or a return of their investments.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We have never earned revenues and we have never been profitable. Prior to completion of our development stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from our business development, we will not be able to achieve profitability or continue operations.

A  DECLINE  IN  THE  DEMAND  FOR  ALASKAN  SALMON  WOULD  UNDERMINE OUR BUSINESS
PROSPECTS.

Current demand for Alaskan salmon products may decline in the near future, either due to some unforeseeable intervening factor (i.e. a giant oil spill, environmental boycott of salmon products to protest over-fishing, etc.) or due to a general decline in consumer interest. If we cannot find a way to counter such a decline, it is unlikely the company will ever achieve profitability and investors will not see a return on their investments.

IF WE CANNOT OBTAIN AND MAINTAIN CERTAIN DISTRIBUTION RELATIONSHIPS, OUR BUSINESS WILL FAIL.

In order to supply Salmon products derived from a specific geographic region and caught wild as opposed to farmed to our customers, we must enter and maintain key distribution arrangements with salmon processors. These processors must be capable of supplying salmon caught wild in the geographic areas we intend to market. While we have met with and maintain good relationships with management for such processors in both Ketchikan, Alaska and the Queen Charlotte Islands (see the "Plan of Operations" section for more information), there is no guarantee we will ever reach agreeable terms and enter such distribution agreements, nor can we guarantee such distribution agreements, if entered, will be maintained. Failure to enter and maintain such agreements with at least one distributor will make it impossible for the company to attain profitability.

IF WE ARE UNABLE TO HIRE AND/OR RETAIN EXECUTIVE OFFICERS WHO HAVE A BACKGROUND IN FOOD SALES, FOOD PRODUCTS MARKETING AND/OR THE SALMON INDUSTRY WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS PLAN.

Our success will be largely dependent on our ability to hire a small number of highly qualified key executive officers. This is particularly true in highly specialized businesses such as the sale of high quality salmon food products. Our president, Pete Smith has a background in salmon fishing and food preparation/sales. Mr. Weitzman has a background in the management of high end restaurants, and thus will be invaluable in marketing products to those businesses.

Individuals such as Mr. Smith and Mr. Weitzman may not be readily available, may be in high demand and we may not be able to attract the staff we need. We may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. We do not maintain any "key person" life insurance policy on Mr. Smith. The loss of the services of Mr. Smith or the inability to identify, hire, train and retain other qualified personnel in the future could have a adverse affect on our business, financial condition and operating results and, therefore, the prospect of an investor's return of capital invested in us.

IF WE ARE UNABLE TO ESTABLISH AND MAINTAIN STRATEGIC ALLIANCES, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN.

We currently have informal arrangements with Salmon producers that catch and process wild salmon from the geographic regions that we intend to market as the best salmon producing regions in the world (see "Plan of Operations" section for detail about these alliances). In order to implement our business plan, it is critical that we maintain a relationship with one or more salmon producers in the areas we intend to market. There is no guarantee that we can maintain such relationships, nor that we can continue to obtain our products at an agreeable price in the foreseeable future. We will, however, strive to enter long term distribution arrangements with select producers and distributors as our product line develops.

THE SUCCESS OF OUR BUSINESS PLAN IS BASED UPON THE POPULARITY OF A CERTAIN TYPE OF SALMON WHICH MUST BE MAINTAINED IN THE MARKET PLACE IF WE ARE TO SUCCEED.

Because we intend to sell only a particular type of salmon (wild salmon as opposed to farmed) caught in a particular region (North of the Queen Charlotte Islands, extending to Ketchikan, Alaska), our business plan is highly contingent on the current reputation of that type of salmon and that particular region. Currently, various research and press heavily favors wild caught salmon over farmed salmon in terms of taste, health benefits, and general quality. However, the company cannot guarantee that such research will not draw opposite conclusions in the future, nor can we guarantee that farmed salmon quality will not improve such that the advantages of wild caught salmon are negated. Similarly, the region of the West Coast of North America, North of the Queen Charlotte Islands extending to Ketchikan, Alaska currently enjoys a reputation as the "salmon fishing capital of the world" and as being virtually pollution free. However, there is no guarantee that the region itself will not suffer from over-fishing, new industry (which could bring pollution), oil spills (the Alaskan coast is a very regular route for a large number of oil tankers), or some other event that could hurt the regions current reputation.

BECAUSE PETE SMITH OWNS 66.6% OF OUR OUTSTANDING COMMON STOCK, HE WILL CONTROL AND MAKE CORPORATE DECISIONS, WHICH DECISIONS MAY DIFFER FROM THOSE THAT WOULD HAVE BEEN MADE BY OTHER STOCKHOLDERS.

Pete Smith owns approximately 66.6% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.
The interests of Pete Smith may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR OFFICER HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO THE BUSINESS OPERATIONS CAUSING THE BUSINESS TO NEVER BECOME FINANCIALLY VIABLE.

Mr. Pete Smith our director, president, secretary and treasurer and Mr. Eric Weitzman our director, are presently required to spend only 10-25% of their business time on business management services for our company and have agreed to spend up to 20 hours per week each when the business operations of Salmon Express are more actively commenced in early 2004. While these officers and directors presently possess adequate time to attend to our interests, it is possible that the demands on their time from other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business. In addition, they may not possess sufficient time for our business if the demands of managing their other business interests increase substantially beyond current levels.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

IF OUR WEBSITE IS NOT PROPERLY DEVELOPED AND MARKETED, IT IS NOT LIKELY OUR BUSINESS WILL SUCCEED AND INVESTORS MAY LOSE THEIR INVESTMENTS.

Significant development of our website must yet take place before it can generate material revenues. Before we can expect our website to be a material source of revenue, it must be further developed to the extent that it can conduct commerce over the Internet. To date, our website is not developed to this extent. If we are not successful in fully developing our website, it is not likely that our business plan will succeed.

                           Forward-Looking  Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the Risk Factors section and elsewhere in this prospectus.



                                 USE  OF  PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders. We will pay all the expenses incurred in connection with obtaining an effective registration statement with the Securities and Exchange Commission. The selling shareholders will pay any commissions or other selling expenses incurred in connection with a sale of their shares.


                         DETERMINATION  OF  OFFERING  PRICE

The $0.25 per share offering price of our common stock was determined based on the last sales price from our most recent offering of common stock. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply for a listing of our common stock on the NASD Over-The-Counter Bulletin Board upon our becoming a reporting company under the Securities Exchange Act of 1934 (the "Exchange Act"). We intend to file a registration statement under the Exchange Act in order that we become a reporting company under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If a market for our stock develops as a result of becoming listed on the NASD Over-The-Counter Bulletin Board, we anticipate the actual price of sale will vary according to the market for our stock at the time of resale.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.


                              SELLING  SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 5,029,200 shares of common stock offered. The following table provides as of December 18, 2003, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     (1)  the  number  of  shares  owned  by  each  prior  to  this  offering;

     (2)  the  total  number  of  shares  that  are  to  be  offered  for  each;

     (3) the total number of shares that will be owned by each upon completion of the offering; and

     (4)  the  percentage  owned  by  each  upon  completion  of  the  offering.

To the best of our knowledge, the named parties in this table beneficially own and have sole voting and investment power over all shares or rights to their shares. Also in calculating the number of shares that will be owned upon completion of this offering, we have assumed that none of the selling shareholders purchases additional shares of common stock, and have assumed that all shares offered are sold.







                                  TOTAL NUMBER               PER CENT
                                   OF SHARES    TOTAL SHARES  OWNED
                                     TO BE      TO BE OWNED   UPON
                    SHARES OWNED  OFFERED FOR      UPON     COMPLETE-
                      PRIOR TO      SELLING     COMPLETION   ION OF
NAME AND ADDRESS        THIS      SHAREHOLDERS   OF THIS      THIS
 OF SHAREHOLDER       OFFERING      ACCOUNT      OFFERING   OFFERING
------------------  ------------  ------------  ----------  --------
Karoline Balance
302-2050 Nelson
 Street
Vancouver, B.C.
 V6G 1N6            500,000       500,000       0           0
------------------  ------------  ------------  ----------  --------
Darryl Desjardin
PO Box 435
Lions Bay, B.C.
 V0N 2E0            750,000       750,000       0           0
------------------  ------------  ------------  ----------  --------
Jennifer Fox
2339 Larson Road
Shawnigan Lake,
B.C. V0R 2W0        500,000       500,000       0           0
------------------  ------------  ------------  ----------  --------


Frank Fox
172 Beach Drive
Comox, B.C.
V9M 1T6             750,000       750,000       0           0
------------------  ------------  ------------  ----------  --------
Art Aiello
3919-14th Street
Vernon, B.C.
V1T 7N3             500,000       500,000       0           0
------------------  ------------  ------------  ----------  --------
Erkki Saari
10854-124A Street
Surrey, B.C.
V3R 3L5             500,000       500,000       0           0
------------------  ------------  ------------  ----------  --------
Norma Susan Smith
104-7840 Moffat
Road
Richmond, B.C.
V6Y 1X8             375,000       375,000       0           0
------------------  ------------  ------------  ----------  --------
Jesse Denver Smith
104-1338 West 10th
Ave.
Vancouver, B.C.
V6H 1J6             375,000       375,000       0           0
------------------  ------------  ------------  ----------  --------
Victor Sparkes
7063 Amber Drive
Vernon, B.C.
V1H 1P4             750,000       750,000       0           0
------------------  ------------  ------------  ----------  --------
Lynda Fox
6604 Topaz Drive

                                  9


Vernon, B.C.
V1H 1N8             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Michael Sheldon
8601 Lakeview
Vernon, B.C.
V1B 1W6             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Pete Laschuk
99-124 Sarsons
Road
Vernon, B.C.
V1B 2T9             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Dennis Hamaguchi
3321 Country
 Estate Court
Vernon, B.C.
V1B 2V2             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Ronald Fairburn
309 Country
Estates Place
Vernon, B.C.
V1B 2W7             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Ross MacDougall
8209 Stoneridge
Drive
Coldstream, B.C.
V1B 3M3             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Bert Bradford
3-401 Browne Road
Vernon, B.C.
V1T 7M2             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Donald Nolan
81-124 Sarsons
Road
Vernon, B.C.
V1B 2T9             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Susan Nolan
81-124 Sarsons
Road
Vernon, B.C.
V1B 2T9             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Brian Ostafew
3924 Cascade
Drive
Vernon, B.C.
V1T 9E7             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Sandra Larson
3919-14th Street
Vernon, B.C.
V1T 7N3             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Larry Harmata
2482-14th Street
Vernon, B.C.
V1T 8K5             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Pete Kubilius
42-7880 Kidston
Road

                                10


Coldstream, B.C.
V1B 1S2             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Eunice Cochrane
4603 Pleasant
Valley Road
Vernon, B.C.
V1T 4M7             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
John Ross
2000-25th Avenue
Vernon, B.C.
V1T 1M9             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Laura Bradford
3-401 Browne Road
Vernon, B.C.
V1T 7M2             800           800           0           0
------------------  ------------  ------------  ----------  --------
Penny Coon
203-110 Kal Lake
Road
Vernon, B.C.
V1T 7M3             800           800           0           0
------------------  ------------  ------------  ----------  --------
Sigrid Lee
114-6310 Stickle
Road
Vernon, B.C.
V1B 3M1             800           800           0           0
------------------  ------------  ------------  ----------  --------
Laura Harmata
2482-14th Street
Vernon, B.C.
V1T 8K5             800           800           0           0
------------------  ------------  ------------  ----------  --------
Carole Stockford
6601 Topaz Road
Vernon, B.C.
V1H 1N8             800           800           0           0
------------------  ------------  ------------  ----------  --------
John Fox
28-717 Aspen
Drive
Comox, B.C.
V9M 3X4             800           800           0           0
------------------  ------------  ------------  ----------  --------
Ruth Fox
172 Beach Drive
Comox, B.C.
V9M 1T6             800           800           0           0
------------------  ------------  ------------  ----------  --------
Don Loper
1667 Ascot
Comox, B.C.
V9M 1A8             800           800           0           0
------------------  ------------  ------------  ----------  --------
Dianne
Massingberd
3801-32nd Avenue
Vernon, B.C.
V1T 2N3             800           800           0           0
------------------  ------------  ------------  ----------  --------
Clive Lee
114-6310 Stickle
Road
Vernon, B.C.
V1B 3V1             800           800           0           0
------------------  ------------  ------------  ----------  --------

                                11


Nita Ostafew
3924 Cascade
Drive
Vernon, B.C.
V1T 9E7             800           800           0           0
------------------  ------------  ------------  ----------  --------
Barry Johnston
7491 Longacre
Road
Vernon, B.C.
V1H 1G7             600           600           0           0
------------------  ------------  ------------  ----------  --------
Lynda Hamaguchi
3321 Country
Estates Court
Vernon, B.C.
V1H 2V2             600           600           0           0
------------------  ------------  ------------  ----------  --------
Malcolm
MacDougall
8209 Stoneridge
Drive
Vernon, B.C.
V1B 3M3             600           600           0           0
------------------  ------------  ------------  ----------  --------
Christina Lee
114-6310 Stickle
Road
Vernon, B.C.
V1B 3V1             600           600           0           0
------------------  ------------  ------------  ----------  --------
Sonja Laschuk
99-124 Sarsons
Road
Vernon, B.C.        600           600           0           0
------------------  ------------  ------------  ----------  --------
Alice Marshall
3701-36th Street
Vernon, B.C.
V1T 6E6             600           600           0           0
------------------  ------------  ------------  ----------  --------
Kathy Bond
95-124 Sarsons
Road
Vernon, B.C.
V1B 2T9             600           600           0           0
------------------  ------------  ------------  ----------  --------
Carol-Ann Saari
10854-142A Street
Surrey, B.C.
V3R 3L5             600           600           0           0
------------------  ------------  ------------  ----------  --------
Linda Saari
10854-142A Street
Surrey, B.C.
V3R 3L5             600           600           0           0
------------------  ------------  ------------  ----------  --------



To  our  knowledge,  none  of  the  selling  shareholders:

     (1) has had a material relationship with Salmon Express other than as a shareholder as noted above at any time within the past three years; or

     (2)  has  ever  been  an  officer  or  director  of  Salmon  Express.

Some of the Selling Shareholders are related to Mr. Pete Smith, who is currently the company's president, secretary and treasurer and a director. Karoline Balance is Mr. Smith's sister. Jesse Denver Smith is Mr. Smith's son. None of the selling shareholders are related to Eric Weitzman.


                              PLAN  OF  DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

     (1)  on  such public markets or exchanges as the common stock may      from
time  to  time  be  trading;
     (2)  in  privately  negotiated  transactions;
     (3)  through  the  writing  of  options  on  the  common  stock;
     (4)  in  short  sales;  or
     (5)  in  any  combination  of  these  methods  of  distribution.

Salmon  Express  is  not  currently  listed  or  quoted  on  any  market.

The sales price of our stock will be $0.25 per share until the shares of our common stock become listed on the NASD Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for listing of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If trading of common stock does develop, the actual selling price will be determined by the market for our stock at the time of resale.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent for either a selling shareholder or a purchaser may receive a commission from the selling shareholders or purchaser, respectively. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders also may have distributed, or may distribute, shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling such common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     (1) not engage in any stabilization activities in connection with our common stock;

     (2) furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

     (3) not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and significance of the spread between the "bid" and "ask" price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form (including language, type, size and format), as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer (a) with bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock become subject to the penny stock rules, stockholders may have difficulty selling those securities.


                                LEGAL  PROCEEDINGS

We  are  not  currently  a  party  to  any  legal  proceedings.


          DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS  AND  CONTROL  PERSONS

Our  executive  officers  and directors and their respective ages as of December
18,  2003  are  as  follows:

Directors:

Name  of  Director            Age
-------------------------    -----

Pete  Michael  Smith         55

Eric  Weitzman                33


Executive  Officers:

Name  of  Officer            Age       Office
-----------------------     -----     -------

Pete  Michael  Smith         55      President,  Secretary and Treasurer


Since our inception, each officer and director has spent between 5 and 20 hours per month upon the developmental and organizational aspects of our business. When we commence the regular business of selling and shipping salmon products, each officer and director will spend up to 20 hours per week on the business pursuits of Salmon Express.

Set forth below is a brief description of the background and business experience of Mr. Smith and Mr. Weitzman for the past five years.

Pete Smith, who was born on December 28, 1947, has been an avid fisherman all his life. He retired after 20 years in the Air Force as a Captain, having spent the majority of his service time as a Search and Rescue pilot. He then founded and ran the highly successful Malarky Grill restaurant in Richmond, British Columbia, Canada from 1988 until 1990. He moved to his hometown of Vernon B.C. in 1994 where he resides today. Mr. Smith has spent the last five years working as an independent contractor in the powerline and construction industries in and around the Okanagan Valley of British Columbia.

Eric Weitzman, who was born March 14, 1970, has been living and working in Los Angeles, California for the last 13 years, and has established himself as one of the city's most successful and diverse restaurateurs. Mr. Weitzman comes from a family that owned and operated three restaurants and a kosher factory in New York for more than two generations. He worked in the family business as Prep
Cook and subsequently gained experience in all areas of operations. After leaving the family business, Mr. Weitzman attended the University of Maryland, with an emphasis in Business Management, from 1988 to 1990. Since moving to LA in 1990, Eric Weitzman has been a Manager or General Manager of some of the most renowned restaurants and clubs in the country, including: Jones Hollywood (Los Angeles, 1995-8), Bar Marmont (Los Angeles, 1998-9), Swingers (Los Angeles,
1995), Circle Bar (Los Angeles, 2000-1), Baby's Nightclub (Hard Rock Hotel, Las Vegas, Nevada, 1999), Dive! (Los Angeles, 1994-5), Tengu sushi house (Los Angeles, 2000-1), Nacional (Los Angeles, 2002-present), Ivar Night Club (Los Angeles, 2001-present), and Paladar (a Cuban concept in Hollywood, CA, 2003-present) . Mr. Weitzman is currently a managing member, owner, and Chief Operations Officer for Ivar, Nacional, Paladar, and Tengu.


Term  of  Office

Our directors are elected for one-year terms, to hold office until the next annual general meeting of the shareholders, or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board. Mr. Smith has served as a director since our inception on February 20, 2003. Mr. Weitzman was appointed to the Board of Directors on Sept 28, 2003.

Significant  Employees

We have no significant employees other than the officers and directors described above.


         SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

The following table sets forth, as of December 18, 2003, the beneficial ownership of our common stock by each of our officers and directors, by each person known by us to beneficially own more than 5% of our common stock and by our officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 15,040,000 shares of common stock issued and outstanding on December 18, 2003.


                     Name  and address         Number of Shares    Percentage of
Title  of  class     of beneficial owner       of Common Stock     Common Stock

Common  Stock       Pete  Smith                   10,010,800          66.6%

                    6604  Topaz  Drive
                    Vernon,  B.C.
                    V1H  1N8

Common  Stock        Eric  Weitzman                     0               0%



Common  Stock       Directors  and  Officers as    10,010,800         66.6%
                    A  group  (2  Persons)


                            DESCRIPTION  OF  SECURITIES

General

The securities being offered are 5,029,200 shares of our common stock, par value $0.001 per share. Under our articles of incorporation, the total number of shares of all classes of stock that we are authorized to issue is 50,000,000 shares of common stock, par value $0.001 per share. As of December 18, 2003, a total of 15,040,000 shares of common stock were issued and outstanding. All issued and outstanding shares of our common stock are fully paid and non-assessable.

Common  Stock

Holders of common stock have the right to cast one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. Holders of common stock do not have cumulative voting rights in the election of directors. Holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders, and a vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of our articles of incorporation.

Holders of common stock are entitled to receive dividends pro rata based on the number of shares held, when, as and if declared by the board of directors, from funds legally available therefore. In the event of our liquidation, dissolution or winding up, all assets and funds remaining after the payment of all debts and other liabilities shall be distributed, pro rata, among the holders of the common stock. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Dividend  Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share  Purchase  Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible  Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Gary Henrie, our independent counsel, has provided an opinion on the legality of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Weinberg & Company, 6100 Glades Road, Boca Raton, Florida, 33434, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


      DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                             DESCRIPTION  OF  BUSINESS

Overview

Salmon Express was founded by Pete Smith, and incorporated as Salmon Express, Inc. Salmon Express is currently being run by Pete Smith, who is also the president, secretary and treasurer and a director of the company. Our intent is to supply salmon products of the highest quality, being caught wild in specific regions of the Alaskan coast, to individuals, specialty stores and restaurants. We intend to generate revenues through three major streams:

     (1) The sale and delivery of salmon products though our web site salmonx.com.
     (2)  The sale and delivery of salmon products through our 1-800 phone line.
     (3) The sale and delivery of other seafood products, when in season, through both the web site and the 1-800 phone line.

Our plan is to market a specific type of salmon product (wild caught salmon as opposed to farmed salmon), and market a specific region for wild salmon harvests (the West Coast of North America from the North end of the Queen Charlotte Islands, Canada extending to Ketchikan, Alaska). Using existing research and publications about wild salmon from this region, we intend to create a niche, high-end market for our salmon products. We will pinpoint market high-end food stores and restaurants, and mass market through our internet web-site located at www.salmonx.com. We will accept orders on-line, and through a 1-800 number.

On March 31, 2003, Pete Smith purchased 10,000,000 shares in Salmon Express, Inc. at a cost of $0.0005 per share. Mr. Smith's total investment was $5,000, which served as the company's initial start up capital. Shortly thereafter, from April 28 to May 13 of 2003, the company conducted an offering of shares to 9 individuals under regulation S of the Securities and Exchange Act. The offering was done at $0.002 per share. A total of 9 individuals participated, purchasing a total of 5,000,000 shares between them for a total of $10,000.00.
From July 7 to July 16, 2003, the company conducted another offering under regulation S of the Securities and Exchange Act, this time at a price of $0.25 per share. A total of 35 individuals participated, purchasing a total of 29,200 shares of stock between them for a total of $7,300. Pete Smith purchased an additional 10,800 shares for $2,700 as part of that same offering.

To date, proceeds have been used to develop our merchant web-site, our company logo, our promotional materials and our product line, as well as establish distribution agreements with select salmon processors and producers in the Queen Charlotte Islands and in Ketchikan, Alaska.

Salmon  Industry  and  Trends

The salmon industry has become polarized over the last decade, with the advent of fish farms all over the world. Contemporarily, there are essentially two salmon industries, one for wild harvest salmon, and one for farmed salmon. In both cases, the economics are relatively simple. A gross amount of Salmon is harvested, processed, and sold by various salmon processors and distributors at market prices. In the case of wild harvests, commercial fisherman harvest fish during open fishing times, which may vary significantly from State to State, Province to Province, and Country to Country, and may also be affected by projected salmon migration patterns and the particular species of salmon being caught.

Much has been written about the negative impact the farmed salmon industry has had on the wild salmon industry. This negative impact has been particularly acute over the last half decade, as farmed salmon production has soared and farmed salmon companies have grown immensely during that period. For example, in 2001, imports of farmed Atlantic salmon, most of it from Chile, surged 20 percent, which halved salmon market prices in Washington State, even though the competing local wild sockeye harvest was down substantially. That year, world markets had been flooded with 1.2 million metric tons of Chilean salmon, overwhelming the 800,000 metric tons of wild salmon available. Moreover, the Chilean Salmon product itself has been described as superior in many ways, since local cheap labor allows for additional processing (bone removal, skin removal, filleting) which may only be available at higher prices from North American producers.

Some of the largest farmed salmon companies include Nutreco, which accounts for an estimated 20 percent of the world's farmed-salmon production, and is expected to surpass 1 million metric tons of production a year. With farms in Canada, Norway, Chile, Scotland and Ireland, the company is strategically positioned to service the world's largest salmon markets. Two other big names in the farmed-salmon business are Pan Fish ASA and Stolt Sea Farm A/S, two Norwegian companies. Pan Fish now owns all the salmon farms in Washington state and will harvest an estimated 20,000 tons of Atlantic salmon this year from its sites in Washington and British Columbia. All together, Pan Fish produces more than
100,000 tons from its farms on the west coast of North America, in Norway, Scotland and the Faeroe Islands. Stolt Sea Farm, which harvested about 60,000 tons of farmed salmon in 1999, is still digesting International Aqua Foods, a company with sites in British Columbia, Maine and Chile.

Salmon farming numbers and trends tend to contrast for wild salmon harvest companies, which have seen either low growth or decline in both volume and profitability over the last 10 years. In Alaska, which prohibits salmon framing, wild salmon production has a 10-year average of 802 million pounds a year. The five-year average is 744 million pounds and the two-year average is 850 million pounds a year. In terms of industry revenue, the 10-year average is $378 million. The five-year average is $284 million and in 2002, the industry brought in just $168 million.

The growth in the production and distribution of cheap farmed salmon has fueled a steady increase in world salmon consumption which in turn helps the salmon industry in general. However, the farming industry has suffered from a wave of recent bad press concerning some negative attributes of farmed salmon as a product, and the negative impact salmon farms have on the environment.

In  the  international  science journal, Chemosphere, Canadian scientist

Michael
Easton, an expert in ecotoxicology, found that farmed salmon show 10 times more PCB's (known carcinogens) than wild salmon. The PCB's are concentrated in the oil-rich, pelletized fish meal, which farmed salmon are fed.

The production of 32,000 tons of farmed salmon produces sewage equivalent to that generated by a city of 500,000 people. This sewage degrades water quality and smothers communities of plants and animals beneath salmon cages.

Crowding salmon in small areas promotes the spread of disease. To counter this threat, salmon farmers often use antibiotics, vaccines and other chemicals.

Farmed salmon produce a flesh that is pale in color which can be unappealing to consumers. The dyes canthaxanthin or astaxanthin or both are added to the feed of farmed salmon to improve its appearance.

Wild salmon have higher levels of oil and Omega-3's, which provide them with the fat reserves necessary to migrate and spawn thousands of miles. Farmed salmon have lower levels of oil content and Omega-3's. Lower Oil content generally translate to fish flesh that dries out faster and does not smoke well (i.e. does not produce good quality smoked salmon), and the health benefits of Omega-3's are well publicized and documented.

In an organized taste test by Environmental Media Services and SeaWeb on June 15, 2000 fisheries experts, government officials and journalists had a chance to taste wild and farmed salmon (prepared in the same way) in a blind taste test. The tasters evaluated the flavour, texture, mouth feel and colour of each fish. Wild salmon was preferred in all the categories.

Alaskan  Salmon  Environment

Alaska hosts the cleanest and most natural marine environment of its size on earth. Alaska's marine habitats are nearly pollution-free compared to the rest of the world. This is due to its small population and its remote location. In fact, the general advisories warning of mercury levels in fish issued from the U.S. Environmental Protection Agency and U.S. Food and Drug Administration in January 25, 2001, were amended for fish from Alaska. Alaskan fish showed mercury levels far below the levels upon which the FDA issued their advisory.
Mercury levels in Alaskan salmon are among the lowest found. The natural, pristine habitat of Alaska allows salmon to feed on organic marine organisms and remain additive-free resulting in a salmon with superior flavor and texture.



Health  Benefits  of  Salmon

The nutritional benefits of Alaskan salmon can, and does, fill volumes. Not only does Alaskan salmon provide an excellent source of high quality protein thats low in saturated fat, it is also rich in many essential vitamins and minerals. Studies have shown that diets rich in seafood (such as Asian or Mediterranean diets) benefit their populations with a discernibly lower incidence of cardiovascular disease and a longer life span.

Marketing

Our marketing plan will initially consist of the development of our internet web-site, and the distribution of advertising cards and flyers. Our advertising materials and website will explain the advantages and benefits of wild-caught salmon as opposed to farmed salmon, and promote the specific region from which we intend to extract our salmon as the best quality salmon producing region in the world.

We will pinpoint advertise by establishing a list of high end restaurants and specialty shops that already sell salmon products and we will send materials directly too them. In some cases, we will also send product samples. We will start this campaign in major centers (New York, Washington, Los Angeles, San

Francisco) and distribute materials and samples as marketing funds allow. Moreover, our internet web-site will be designed in such a manner that search engine hits will be maximized when potential internet consumers enter certain key words and phrases into internet search engines (words and phrases such as "salmon", "fast delivery", "smoked salmon", etc.)

Description  of  the  Product

We  intend  to  generate  revenues  through  three  major  streams:

     (1) The sale and delivery of salmon products through our web site salmonx.com.
     (2)  The sale and delivery of salmon products through our 1-800 phone line.
     (3) The sale and delivery of other seafood products when in season through both the web site and the 1-800 phone line.

We expect our most popular product will be a flash frozen, cryo-vacuumed salmon fillet, which will be delivered via courier overnight. Salmon Express salmon, and other seasonal seafood products, will be caught wild and in specific regions off the Alaskan coast. The product will be processed by flash freezing and be cryo-vacuume packed. The cryovacuum/flash freezing system ensures that the product will remain fresh for extended periods. It is intended that each of these steps, individually and together, will result in a vastly superior product to most other salmon products currently available in the markets.

We will sell salmon products on our Internet web site. We intend to enter into an agreement with an on-line merchandise hosting service to provide technical support for our web site. Companies of this sort provide the technology required to offer and process sales through the Internet. These services will cost approximately $40 per month per site.

We will sell salmon products through our 1-800 phone line. We have reserved the number 1-800-SALMONX for our use. The service itself is free of charge, and the company will be charged between 8-9 cents per minute for incoming calls. For those customers outside the United States, we will provide a contact number but this number will not be toll free. We may change this policy depending on the level of interest our product receives from non-US customers.

Strategy

Our business plan is to bring each of its three main revenue streams to markets in the United States. However, based on market response, future expansion may result into other markets. Initially, our marketing strategy (distribution of brochures, samples, etc.) will focus on U.S. based individuals, specialty stores and restaurants.

The template for our Salmonx.com web site has been developed but is not operational. It will offer many of the features found on web sites owned by other seafood suppliers, but will have a distinctive, high-end flavor. To view the site in its current state, please go to www.salmonx.com.

Product  Development

We believe that a moderate level of investment in product development is necessary in order to gain a favorable market position. Total expenses for the development of the initial web-site and packaging concept, the establishment of the 1-800 number, and the establishment of suitable distribution arrangements is expected to be approximately $10,000 up until our projected launch date in early 2004. Once operations commence, merchandise sale revenues, and additional financing, will cover expenses for future merchandise development.

We have spent a total of approximately $1000 on the development of our current logo and packaging concept. For small orders (gift size packages up to 5 pounds), we intend to use a small cedar box to package our product. This box will have the Salmon Express logo burned onto the top. The company is currently in negotiations with Woodpack Industries, of Vernon, British Columbia, for production and supply of such boxes. For larger orders, we will use the standard packaging of our supplier, but with our own company labels and identification affixed. This will be an essential term of any distribution agreement (that we be allowed to affix out own labels), and we have discovered that such practice is standard in the Alaskan salmon supply industry.

The cost for the development of the Salmonx.com web-site has, to date, been approximately $1200. Other independent designers have assisted in the development of the Salmonx.com web site. The cumulative cost for this has, to date, been approximately $1500. We expect the site will be fully operational in early 2004, and our web designer has agreed to maintain the site until March of 2004 as part of the initial $1200 payment. At that point, the cost of maintaining and/or expanding the site will be renegotiated.

We have established contact with several salmon suppliers that deal in salmon products caught wild in the geographic region the company intends to market. At the South end of the geographic region, in Masset, British Columbia, Canada, we have mutually signed a letter of intent with Seapak Q.C.I. processors and packers. At the North end of our geographic region is Ketchikan, Alaska, where we have established good relationships with a number of local suppliers. We intend to enter similar letters of intent with one or more of these suppliers, and solidify these relationships with a distribution contract in the near future. We believe several supply sources should be available to the company so that product orders can be met should one or more suppliers fail to meet our demands for one reason or another.

Intellectual  Property

We regard our patents, trademarks, copyrighted material, proprietary know-how and similar intellectual property as material to maintaining our competitive position. We intend to take whatever steps are necessary to protect our intellectual property when our logos, characters and general paraphernalia gain popularity and revenues grow. We will attempt to protect our property through legal registration or other appropriate action in order to forestall any infringement. To date, it has not been financially feasible for us to take action in protecting any of our trademarks, logos, or unique intellectual products. There can be no assurance that we will be able to protect our proprietary intellectual property against infringement by third parties. There can be no assurance that others will not take legal action before us to protect their property acquired or independently develop that is similar to our intellectual property and thereby possibly preventing our registration of or proprietary right in our property.

We plan to enter into confidentiality agreements with each of our employees. These agreements will provide that all innovations, ideas, discoveries, improvements and copyrightable material made or conceived by the individual during the employees employment or consulting relationship and all confidential information developed or made known to the employee during the term of the relationship will be deemed our property.

Competition

We believe that we will offer a product vastly superior from that offered by larger market salmon suppliers. We plan to focus on a niche market, catering to individuals, specialty stores and restaurants that demand the absolute highest quality in salmon products.

There are currently numerous suppliers of wild salmon and other seafood products. The various suppliers provide many different types of salmon products, including smoked lox, pickled salmon, frozen fillets, portioned, pattied, ikura and sujiko. Five of our most established competitors are:
Trident Seafoods (www.tridentseafoods.com); Alaska Gourmet Seafoods (www.alaska.net/~akfoods/); Cannon Fish Company (www.cannonfish.com); Icicle Seafoods Inc. (www.icicleseafoods.com) and Island Seafoods (www.islandseafoods.com). This list is by no means complete, as there are many other suppliers in Alaska alone, and hundreds more worldwide.

We anticipate competing with the larger suppliers in some aspects of our business including but not limited to: market share, internet traffic and product sales. This competition could result in our being unable to gain any significant market share which could have a material adverse effect on our operating results, financial condition, and/or prospects.

The  salmon  market  is  highly  competitive  and  we may not be able to compete effectively against companies with greater financial resources or companies that have a stronger market presence. Our main competitive advantage will come from the superior quality of product we will be able to offer customers.

Employees

We have no employees, other than our officers, as of the date of this prospectus. It is important to the success of our business that we always have at least one executive officer who has extensive experience and knowledge of salmon products. At the present time, our president, Pete Smith, has those qualifications.

At this time, we do not pay any compensation to our officers or directors solely for serving as directors on our board of directors. However, we do intend to compensate Mr. Weitzman, either through stock or cash or by some combination thereof, at some future date or as funds become available. To date, Mr. Weitzman has no contract with the company for such remuneration, and is serving on a good faith basis.

Insurance

At the present time we do not carry any insurance coverage for our business operations.

Research  and  Development  Expenditures

We have not incurred any research or development expenditures since our incorporation.


                                PLAN  OF  OPERATION

BUSINESS  PLAN  FOR  NEXT  TWELVE  MONTHS

We plan to commence operations slowly over the first year, starting sometime in early 2004. Our initial commencement of operations will involve the functioning of our three streams for generating revenue: the sale and delivery of salmon products through our website salmonx.com; the sale and delivery of salmon products through our 1-800 phone line; and the sale and delivery of other seafood products when in season through both the web site and the 1-800 phone line. At the commencement of operations we will have established distribution channels to meet any orders we receive. We do not intend to establish an inventory until we have engaged in our marketing strategy for a period of several months. In the future, based on initial demand trends and early market response, we may obtain cold storage space (suitable for holding flash frozen seafood products) and establish an inventory of Salmon Express products. Ultimately, once we can predict demand, establishing an inventory will improve our ability to obtain whole-sale prices for seafood products and make quality control and delivery more efficient. We intend to maintain good relationships with a number of salmon suppliers in our target geographic region so that our inventory can be maintained, diminished or increased depending on initial consumer response.

At the commencement of operations we intend to make Salmon Express, Inc. known to our target niche customers by way of high-quality brochures sent directly to them. These brochures will highlight the superior quality of our product, the products available, ordering information and prices. We may send product samples to the extent revenues will allow. We will also market Salmon Express products through our internet web-site, which will use pictures, slogans and various search engine hit maximization strategies to market our product platform.

The initial version of a Salmonx.com web site will be complete and fully functioning in early 2004, with more advanced versions to follow as financing permits. The total cost for the initial web site will be approximately $1500. We have made arrangements with our current designer to maintain our website until March of 2004.

Funds received from our private offerings have provided us with enough funds to execute the initial stages of our business plan which includes the initial development of our internet web site and 1-800 ordering service, our product and logo development, development of key products, and the ongoing establishment of distribution agreements with key high-end salmon distributors in the region we intend to market. Under currently anticipated budgetary constraints, and assuming we fail to generate any revenues in our first year of operation commencing in 2004, we anticipate that we will have an operational Internet web site, being Salmonx.com, an operational 1-800 number service, distribution channels established with high quality salmon products distributors, and several salmon express products available, in various packaging schemes, for order and fast delivery.

LIQUIDITY

To jump start our business plan and to operate our business for the next Twelve months, we believe we will need approximately $50,000. We plan on obtaining this operating capital from our own available funds, and we expect to raise capital through the sale of equity capital if business revenues are not available to pay necessary expenses. However, if funds are not available from these sources, our director and President, Mr. Pete Smith has agreed to loan Salmon Express up to $50,000 in furtherance of our plan of operations for the next twelve months. The cash on hand we have at the present time will sustain the operations of Salmon Express for approximately four months. We do not anticipate the need for any additional employees during the next twelve months other than the services of the individuals discussed above, unless initial response to our products is extremely positive and orders are more numerous than expected.

RECENT  ACCOUNTING  PRONOUNCEMENTS

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities", an interpretation of accounting Research Bulletin ("ARB") No. 51 "Consolidated Financial Statement". Interpretation No. 46 addresses consolidation by business enterprises of variable interest entities, which have one or both of the following characteristics: (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated support from other parties, which is provided through other interest that will absorb some or all of the expected losses of the entity; (ii) the equity investors lack one or more of the following essential characteristics of a controlling financial interest: the direct or indirect ability to make decisions about the entities activities through voting rights or similar rights; or the obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity to finance its activities; the right to receive the expected residual returns of the entity if they occur, which is the compensation for the risk of absorbing the expected loss.

Interpretation No. 46 also requires expanded disclosures by the primary beneficiary (as defined) of a variable interest entity and by an enterprise that holds a significant variable interest in a variable interest entity but is not the primary beneficiary. Interpretation No. 46 applies immediately to variable interest entities created after January 31, 2003 and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003.

Interpretation No. 46 may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated.

In June 2003, the FASB issued an Exposure Draft for a proposed SFAS entitled "Qualifying Special Purpose Entities ("QSPE") and Isolation of
Transferred Assets", an amendment of SFAS No. 140 ("The Exposure Draft"). The Exposure Draft is a proposal that is subject to change and as such is not yet authoritative. If the proposal is enacted in its current form, it will amend and clarify SFAS 140. The Exposure Draft would prohibit an entity from being a QSPE if it enters into an agreement that obligated a transferor of financial assets, its affiliates or its agents to deliver additional cash or other assets to fulfill the special-purposes entity's obligation to beneficial interest holders.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies financial accounting reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. This statement is effective for contracts entered into or modified after June 30, 2003 and all of its provisions should be applied prospectively.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity'. SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments. One type is mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash and other assets. A second type includes put options and forward purchase contracts, which involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under this Statement is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuer's shares.

SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. Most of the provisions of Statement 150 are consistent with the existing definition of liabilities in FASB Concepts Statements No. 6, "Elements of Financial Statements". The remaining provisions of this Statement are consistent with the FASB's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. This Statement shall be effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of a non-public entity, as to which the effective date is for fiscal periods beginning after December 15, 2003.

Management does not expect the implementation of these recent pronouncements to have a material effect on the Company's financial position of results of operations.

                             DESCRIPTION  OF  PROPERTY


We do not lease or own any real property. We maintain our corporate office at 6604 Topaz Drive, Vernon, BC, Canada, V1H 1N8. This office space is being provided free of charge by our president, Mr. Pete Smith. This arrangement provides us with the office space necessary to take care of necessary paper work and telephone, fax and mailing facilities. When we commence regular business operations in the early part of 2004, it will be necessary for us to seek appropriate individual office space. The company will seek such space only if early revenues make the extra expense manageable. Management believes suitable office space will be available when it is needed. Suitable office space will include 600 square feet of space with necessary telephone and Internet hook-ups.

                 CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

Other than set forth in this section below, none of the following parties has, since our date of incorporation, any material interest, direct or indirect,in any transaction with us or in any presently proposed transaction that has or will materially affect us:

1.   Any  of  our  directors  or  officers;

2.   Any  person  proposed  as  a  nominee  for  election  as  a  director;
3. Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
4.   Any  of  our  promoters;
5. Any relative or spouse of any of the foregoing persons who has the same house as such person.


            MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS

No  Public  Market  for  Common  Stock

There is presently no public market for our common stock. We anticipate applying for listing of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Options  and  Warrants

There are no outstanding options or warrants to purchase, or securities convertible into, shares of Common Stock.

Holders  of  Our  Common  Stock

As of the date of this registration statement, we have 45 registered shareholders.

Registration  Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

     (1) we would not be able to pay our debts as they become due in the usual course of business; or

     (2) our total assets would be less than the sum of our total liabilities, plus what is needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Rule  144  Shares



All shares of our common stock are currently available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

     (1) 1% of the number of shares of the company's common stock then outstanding, which equals approximately 150,000 shares in our company as of the date of this prospectus; or

     (2) the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, officers and directors of our company hold 10,010,800 of the shares that may be sold pursuant to Rule 144.


                             EXECUTIVE  COMPENSATION

Compensation

There has been no compensation awarded to, earned by, or paid to our executive officers for the period ended November 30, 2003 nor from that date through January 6, 2004.

Stock  Option  Grants

We did not grant any stock options to the executive officers during the period ended November 30, 2003, nor since that date.



                              FINANCIAL  STATEMENTS


                               SALMON EXPRESS INC.
                          (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS
                             AS OF NOVEMBER 30, 2003

                               SALMON EXPRESS INC.
                          (A DEVELOPMENT STAGE COMPANY)



                                    CONTENTS
                                    --------



PAGE      F-1     INDEPENDENT AUDITORS' REPORT

PAGE      F-2     BALANCE SHEET AS OF NOVEMBER 30, 2003

PAGE      F-3     STATEMENT OF OPERATIONS FOR THE PERIOD FROM
                  FEBRUARY 20, 2003 (INCEPTION) THROUGH NOVEMBER 30, 2003

PAGE      F-4     STATEMENT OF STOCKHOLDERS' EQUITY FOR THE PERIOD
                  FROM FEBRUARY 20, 2003 (INCEPTION) THROUGH
                  NOVEMBER 30, 2003

PAGE      F-5     STATEMENT OF CASH FLOWS FGOR THE PERIOD FROM
                  FEBRUARY 20, 2003 (INCEPTION) THROUGH NOVEMBER 30, 2003

PAGES     F-6-
          F-10    NOTES TO FINANCIAL STATEMENTS AS OF NOVEMBER 30, 2003


                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To the Board of Directors and Shareholders of Salmon Express Inc.

We have audited the accompanying balance sheet of Salmon Express Inc. (a development stage company) as of November 30, 2003 and the related statements of operations, stockholders' equity and cash flows for the period from February 20, 2003 (inception) through November 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Salmon Express Inc. as at November 30, 2003 and the results of its operations and its cash flows for the period from February 20, 2003 (inception) through November 30, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has no revenues or business operations and incurred a net loss and negative cash flow from operations of $10,571 for the period ended November 30, 2003. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




WEINBERG  &  COMPANY,  P.A.


Boca  Raton,  Florida
December  24,  2003

                               SALMON EXPRESS INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                             AS OF NOVEMBER 30, 2003
                             -----------------------


                                     ASSETS
                                     ------






CURRENT ASSETS:
  Cash. . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 14,429
                                                             ---------
TOTAL ASSETS. . . . . . . . . . . . . . . . . . . . . . . .  $ 14,429
-----------------------------------------------------------  =========



                       STOCKHOLDERS' EQUITY
                       --------------------



STOCKHOLDERS' EQUITY:
  Common stock, no par value, 50,000,000 shares authorized,
    15,040,000 shares issued and outstanding. . . . . . . .  $ 25,000
  Deficit accumulated during development stage. . . . . . .   (10,571)
                                                             ---------
TOTAL STOCKHOLDERS' EQUITY. . . . . . . . . . . . . . . . .  $ 14,429
--------------------------                                   =========


        See accompanying notes to the financial statements.

                               SALMON EXPRESS INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
                FOR THE PERIOD FROM FEBRUARY 20, 2003 (INCEPTION)
                            THROUGH NOVEMBER 30, 2003
                            -------------------------




REVENUES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $         -
                                                                   -----------

EXPENSES:
  General and administrative. . . . . . . . . . . . . . . . . . .        5,057
  Professional fees . . . . . . . . . . . . . . . . . . . . . . .        5,514
                                                                   -----------
Total expenses. . . . . . . . . . . . . . . . . . . . . . . . . .  $    10,571
                                                                   -----------


NET LOSS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $    10,571
--------                                                           ===========

Net loss per share - basic and diluted. . . . . . . . . . . . . .  $         -
                                                                   ===========
Weighted average number of shares outstanding - basic and diluted   13,076,301
                                                                   ===========


              See accompanying notes to the financial statements.

                               SALMON EXPRESS INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                FOR THE PERIOD FROM FEBRUARY 20, 2003 (INCEPTION)
                            THROUGH NOVEMBER 30, 2003
                            -------------------------





                                                               Deficit
                                                             Accumulated
                                                                During
                                         Common stock        Development
                                         ------------
                                     Shares        Amount       Stage      Total
                                  ------------  ------------  ---------  ---------


Common stock issued at
  $0.0005 per share at inception    10,000,000  $      5,000  $      -   $  5,000

Common stock issued at
  $0.002 per share . . . . . . .     5,000,000        10,000         -     10,000

Common stock issued at
  $0.25 per share. . . . . . . .        40,000        10,000         -     10,000

Net loss for the period. . . . .             -             -   (10,571)   (10,571)
                                  ------------  ------------  ---------  ---------

BALANCE:
--------
  NOVEMBER 30, 2003. . . . . . .    15,040,000  $     25,000  $(10,571)  $ 14,429
  -----------------                 ==========  ============  =========  =========

               See accompanying notes to the financial statements.

                               SALMON EXPRESS INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
                FOR THE PERIOD FROM FEBRUARY 20, 2003 (INCEPTION)
                            THROUGH NOVEMBER 30, 2003
                            -------------------------







CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss. . . . . . . . . . . . . . . . . .  $(10,571)
                                               ---------
  Cash flows used in operations . . . . . . .   (10,571)
                                               ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from common stock subscriptions. .    25,000
                                               ---------
  Cash flows provided by financing activities    25,000
                                               ---------

NET INCREASE IN CASH. . . . . . . . . . . . .    14,429
CASH - BEGINNING OF PERIOD. . . . . . . . . .         -
                                               ---------
CASH - END OF PERIOD. . . . . . . . . . . . .  $ 14,429
---------------------------------------------  =========


         See accompanying notes to the financial statements.

                               SALMON EXPRESS INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF NOVEMBER 30, 2003
                             -----------------------


NOTE  1     BACKGROUND
-------     ----------


Salmon Express Inc. (the "Company") was formed and incorporated in the State of Nevada on February 20, 2003 and is a development stage company with no revenues since its inception. The Company intends to be a supplier of quality Alaskan salmon products. The Company has developed a system of processing (flash freezing and cryo-vacuum packaging) and distribution of salmon from the North Pacific Ocean. The Company plans to begin commercial business operation in 2004.

Since its inception, the Company has been dependant upon the proceeds of stock sales from its stockholders to fund its continuing activities. In addition to the normal risks associated with a new business venture, there can be no assurance that the Company's product development will be a commercial success. Nor can the Company give any assurance that it will generate substantial revenues or that its business operations will prove to be profitable.

NOTE  2     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  AND  ORGANIZATION
-------     -----------------------------------------------------------------

(A)  FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS
--------------------------------------------

The carrying amounts of the Company's financial instruments, which is comprised of cash at November 30, 2003, approximates their fair values due to the short term nature of these instruments.

(B)  USE  OF  ESTIMATES
-----------------------

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(C)  LOSS  PER  COMMON  SHARE
-----------------------------

Net loss per common share (basic and diluted) is based on the net loss divided by the weighted average number of common shares outstanding during each period. Common stock equivalents are not included in the calculation of diluted loss per share as there are none at November 30, 2003.

                                SALMON EXPRESS INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF NOVEMBER 30, 2003
                             -----------------------

(D)  IMPAIRMENT  OF  LONG-LIVED  ASSETS
---------------------------------------

In August 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 144, Accounting for the Impairment of Disposal of Long-Lived Assets ("Statement No. 144"). This pronouncement superceded Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of ("Statement No. 121") and was required to be adopted on January 1, 2002.

Statement No. 144 retained the fundamental provisions of Statement No. 121 as it related to assets to be held and used and assets to be sold. Statement No. 144 requires impairment losses to be recorded on assets to be held and used by the Company when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of the assets. When an impairment loss is required for assets to be held and used by the Company, the related asset are adjusted to their estimated fair value. Fair value represents the amount at which an asset could be bought or sold in a current transaction between willing parties, that is, other than a forced or liquidation sale.

The estimation process involved in determining if assets have been impaired and in the determination of fair value is inherently uncertain because it requires estimates of current market yields as well as future events and conditions. Such future events and conditions include economic and market conditions, as well as availability of suitable financing to fund acquisition and development activities. The realization of the Company's revenue producing assets is dependant upon future uncertain events and conditions and accordingly, the actual timing and amount realized by the Company may be materially different from their estimated value.

The Company's management believes there is no impairment of its long-lived assets as the estimate of future undiscounted cash flows exceeds the carrying amount of the assets.

(E)  INCOME  TAXES
------------------

The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income or loss. Therefore, no benefit for federal income tax purposes has been included in these financial statements.

                                SALMON EXPRESS INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF NOVEMBER 30, 2003
                             -----------------------



(F)  RECENT  ACCOUNTING  PRONOUNCEMENTS
---------------------------------------

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities", an interpretation of accounting Research Bulletin ("ARB") No. 51 "Consolidated Financial Statement". Interpretation No. 46 addresses consolidation by business enterprises of variable interest entities, which have one or both of the following characteristics: (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated support from other parties, which is provided through other interest that will absorb some or all of the expected losses of the entity; (ii) the equity investors lack one or more of the following essential characteristics of a controlling financial interest: the direct or indirect ability to make decisions about the entities activities through voting rights or similar rights; or the obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity to finance its activities; the right to receive the expected residual returns of the entity if they occur, which is the compensation for the risk of absorbing the expected loss.

Interpretation No. 46 also requires expanded disclosures by the primary beneficiary (as defined) of a variable interest entity and by an enterprise that holds a significant variable interest in a variable interest entity but is not the primary beneficiary. Interpretation No. 46 applies immediately to variable interest entities created after January 31, 2003 and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003.

Interpretation No. 46 may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated.

In June 2003, the FASB issued an Exposure Draft for a proposed SFAS entitled "Qualifying Special Purpose Entities ("QSPE") and Isolation of Transferred Assets", an amendment of SFAS No. 140 ("The Exposure Draft"). The Exposure Draft is a proposal that is subject to change and as such is not yet authoritative. If the proposal is enacted in its current form, it will amend and clarify SFAS 140. The Exposure Draft would prohibit an entity from being a QSPE if it enters into an agreement that obligated a transferor of financial assets, its affiliates or its agents to deliver additional cash or other assets to fulfill the special-purposes entity's obligation to beneficial interest holders.
                                    F-8

                                SALMON EXPRESS INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF NOVEMBER 30, 2003
                             -----------------------

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies financial accounting reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. This statement is effective for contracts entered into or modified after June 30, 2003 and all of its provisions should be applied prospectively.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity'. SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments. One type is mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash and other assets. A second type includes put options and forward purchase contracts, which involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under this Statement is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuer's shares.

SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. Most of the provisions of Statement 150 are consistent with the existing definition of liabilities in FASB Concepts Statements No. 6, "Elements of Financial Statements". The remaining provisions of this Statement are consistent with the FASB's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. This Statement shall be effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of a non-public entity, as to which the effective date is for fiscal periods beginning after December 15, 2003.

Management does not expect the implementation of these recent pronouncements to have a material effect on the Company's financial position of results of operations.

                                SALMON EXPRESS INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF NOVEMBER 30, 2003
                             -----------------------



NOTE  3     GOING  CONCERN
-------     --------------

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has no revenues or business operations and incurred a net loss and negative cash flow from operations of $10,571 for the period ended November 30, 2003. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

Funds received from the Company's private offerings have provided the Company with enough funds to execute the initial stages of the Company's business plan which includes the initial development of the Company's internet web site and 1-800 ordering service, the Company's product and logo development, development of key products, and the ongoing establishment of distribution agreements with key high-end salmon distributors in the region the Company intends to market. Under currently anticipated budgetary constraints, and assuming the Company fails to generate any revenues in its first year of operation commencing in 2004, the Company anticipates that it will have an operational Internet web site, being Salmonx.com, an operational 1-800 number service, distribution channels established with high quality salmon products distributors, and several salmon express products available, in various packaging schemes, for order and fast delivery.

To jump start our business plan and to operate our business for the next Twelve months, we believe we will need approximately $50,000. We plan on obtaining this operating capital from our own available funds, and we expect to raise capital through the sale of equity capital if business revenues are not available to pay necessary expenses. However, if funds are not available from these sources, our director and President, Mr. Pete Smith has agreed to loan Salmon Express up to $50,000 in furtherance of our plan of operations for the next twelve months. The cash on hand we have at the present time will sustain the operations of Salmon Express for approximately four months. We do not anticipate the need for any additional employees during the next twelve months other than the services of the individuals discussed above, unless initial response to our products is extremely positive and orders are more numerous than expected.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We  have  had  no  changes  in  or  disagreements  with  our  accountants.

                              AVAILABLE  INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock offered by this prospectus. This prospectus was filed as a part of that registration statement but does not contain all of the information contained in the registration statement and exhibits. Reference is thus made to the omitted information. Statements made in this prospectus are summaries of the material terms of contracts, agreements and documents and are not necessarily complete; however, all information we considered material has been disclosed. Reference is made to each exhibit for a more complete description of the matters involved and these statements are qualified in their entirety by the reference. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Securities and Exchange Commission's principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission also maintains a web site (http://www.sec.gov) that contains this filed registration statement, reports, proxy statements and information regarding us that we have filed electronically with the Commission. For more information pertaining to our company and the common stock offered in this prospectus, reference is made to the registration statement.

                                     PART  II

Information  Not  Required  In  The  Prospectus

Item  24.  Indemnification  of  directors  and  officers

Our  officers  and  directors  are indemnified as provided by the Nevada Revised
Statutes and our bylaws. Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
     (3) a transaction from which the director derived an improper personal profit; and
     (4)  willful  misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1)  such  indemnification  is  expressly  required  to  be  made  by  law;
     (2)  the  proceeding  was  authorized  by  our  Board  of  Directors;
     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
     (4)  such  indemnification  is  required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Item  25.  Other  expenses  of  issuance  and  distribution

The  estimated  costs  of  this  offering  are  as  follows:

Securities  and  Exchange  Commission  registration  fee*      $102
Federal  Taxes                                                 $0
State  Taxes  and  Fees                                        $0
Transfer  Agent  Fees                                          $1,000
Accounting  fees  and  expenses                                $10,000
Legal  fees  and  expenses                                     $10,000
Miscellaneous                                                  $0
                                                               --------
Total                                                          $21,102
                                                               ========
*  All  amounts  are  estimates  other  than  the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.


Item  26.  Recent  sales  of  unregistered  securities

We  completed  the issuance of 10,000,000 shares of our common stock pursuant to
Section 4(2) of the Securities Act of 1933 on June 24, 2003. We received $5,000 in cash from the issuance. No commissions or fees were paid in connection with the issuance. The 10,000,000 shares of common stock are restricted shares, as defined in the Securities Act.

We completed a placement of 5,000,000 shares of our common stock pursuant to Regulation S of the 1933 Act on August 31, 2003. All shares were issued at a price of $0.002 per share. We received proceeds of $10,000 from the offering. Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S. No directed selling efforts were made in the United
States.  We  complied  with  the  conditions of Category 3 of 903(b) as follows:

- - We implemented offering restrictions in the subscription agreements with investors.
-  -    The  purchasers  in  this  offering  are  all  non-U.S.  residents.
-  -    None  of  the  purchasers  have  offered  or  sold their shares to date.
- - Their shares are being registered as part of this form SB-2 registration statement.
- - Appropriate legends were affixed to the stock certificates issued in accordance with Regulation S.

- - Purchasers agreed they were not acquiring the securities for the account or benefit of a U.S. person.
- - Purchasers agreed to resell the securities only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act of 1933 or pursuant to an available exemption from registration and agreed not to engage in hedging transactions with regard to the securities unless in compliance with the Act.
- - The Company will refuse to register any transfer of the shares not made in accordance with Regulation S.
- - None of the shares were sold through an underwriter and accordingly, there were no discounts or commissions involve.
All purchasers were given adequate access to sufficient information about us to make an informed investment decision. The selling shareholders named in this prospectus include all of the purchasers who purchased shares pursuant to this Regulation S offering.

We completed a placement of 40,000 shares of our common stock pursuant to Regulation S of the 1933 Act on Sept 31, 2003. All shares were issued at a price of $0.25 per share. We received proceeds of $10,000 from the offering. Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S. No directed selling efforts were made in the United
States.  We  complied  with  the  conditions of Category 3 of 903(b) as follows:

- - We implemented offering restrictions in the subscription agreements with investors.
-  -    The  purchasers  in  this  offering  are  all  non-U.S.  residents.
-  -    None  of  the  purchasers  have  offered  or  sold their shares to date.
- - Their shares are being registered as part of this form SB-2 registration statement.
- - Appropriate legends were affixed to the stock certificates issued in accordance with Regulation S.
- - Purchasers agreed they were not acquiring the securities for the account or benefit of a U.S. person.
- - Purchasers agreed to resell the securities only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act of 1933 or pursuant to an available exemption from registration and agreed not to engage in hedging transactions with regard to the securities unless in compliance with the Act.
- - The Company will refuse to register any transfer of the shares not made in accordance with Regulation S.
- - None of the shares were sold through an underwriter and accordingly, there were no discounts or commissions involve.
All purchasers were given adequate access to sufficient information about us to make an informed investment decision. The selling shareholders named in this prospectus include all of the purchasers who purchased shares pursuant to this Regulation S offering.

Item  27.  Exhibits

EXHIBIT
NUMBER                 DESCRIPTION
-  ------------           --------------------
3.1                    Articles  of  Incorporation
3.2                    By-Laws

4.1                    Share  Certificate
5.1                    Opinion  of  Gary  Henrie,  LLC,  with  consent  to  use
23.1                   Consent  of  Accountants


Item  28.  Undertakings

The  undersigned  registrant  hereby  undertakes:

(A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (1) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (2) reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

     (3) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

(B) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   Signatures

In accordance with the requirements of the Securities Exchange Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Vernon, Province of British Columbia on January 12, 2004.

Salmon  Express,  Inc.


By     /s/ Pete Smith
      ---------------------------------------
       Pete  Smith,  president



In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities indicated and on the dates stated have signed this registration statement below.

SIGNATURE                   CAPACITY                         DATE

                            Principal  executive  officer
                            Principal  financial  officer
                            Principal  accounting  officer
                            and  director                   Jan.  12,  2004
/s/ Pete Smith
------------------------------------
Pete  Smith